                                                                      Exhibit 15


                                AWARENESS LETTER




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

         We are aware that our reports dated February 14, 2002 and May 8, 2002 on our review of the interim financial information of TRC Companies, Inc. for the periods ended December 31, 2001 and March 31, 2002, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement on Form S-3.

                                               Yours very truly,



                                               /s/ PricewaterhouseCoopers LLP




Hartford, Connecticut
May 20, 2002